Exhibit 10.1

AMENDMENT TO

SPONSOR AGREEMENT

This AMENDMENT TO SPONSOR AGREEMENT (this “Amendment”), dated as of July 9, 2021, is entered into by and between Yucaipa Acquisition Manager, LLC, a Delaware limited liability company (the “Sponsor”), Yucaipa Acquisition Corporation, a Cayman Islands exempted company (“Yucaipa”), SIGNA Sports United GmbH, a German limited liability company (the “Company”), Signa Sports United B.V., a Dutch private limited liability company, to be converted into a public limited liability company and renamed Signa Sports United N.V. promptly following the Share Exchange (“TopCo”), and Ronald W. Burkle, Ira Tochner, Christel Sicé and Yusef Jackson (such individuals, collectively, the “Insiders” and together with the Sponsor, the “Sponsor Insider Parties”). The Sponsor, Yucaipa, the Company, TopCo and the Insiders shall be referred to herein from time to time collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, the Sponsor, Yucaipa, the Company, TopCo and the Sponsor Insider Parties are party to that certain Sponsor Agreement, dated as of June 10, 2021 (the “Sponsor Agreement”);

WHEREAS, Yucaipa, the Company, TopCo, Olympics I Merger Sub, LLC, a Cayman Islands limited liability company, and Signa International Sports Holding GMBH, a German limited liability company (“SISH”), are party to that certain Business Combination Agreement, dated as of June 10, 2021 (the “Business Combination Agreement”);

WHEREAS, concurrently with the execution and delivery of this Amendment, Yucaipa, the Company and SISH have entered into that certain amendment to the Business Combination Agreement (the “Business Combination Agreement Amendment”), pursuant to which the parties have agreed to reduce the number of TopCo Ordinary Shares to which Sponsor will ultimately be entitled from 9,875,000 TopCo Ordinary Shares to 9,815,000 TopCo Ordinary Shares, among other things, on the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the execution and delivery of the Business Combination Agreement Amendment and the transactions contemplated thereby, the Parties wish to amend the Sponsor Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1 Defined Terms and Rules of Interpretation. Except as otherwise expressly provided herein, capitalized terms used herein without definition shall have the same meanings herein as set forth in the Sponsor Agreement after giving effect to this Amendment.

Section 2 Amendment. Each of the Parties agrees that Section 2 (Waiver of Anti-dilution Protection) of the Sponsor Agreement shall be amended and restated in its entirety as follows (specific amended language is included in bold below solely for presentation purposes):

“Section 2. Waiver of Anti-dilution Protection. With respect to its Covered Shares, each Sponsor and Insider Party hereby waives and agrees to refrain from asserting or perfecting, subject to, conditioned upon and effective as of immediately prior to, the occurrence of the Closing (for itself and for its successors and assigns), to the fullest extent permitted by Law and the Governing Documents of Yucaipa, any rights to adjustment of the conversion ratio with respect to the Yucaipa Class B Shares owned by such Sponsor and Insider Party set forth in the Governing Documents of Yucaipa (including, but not limited to, the rights set forth in Article 17 of the Governing Documents of Yucaipa); provided that, with respect to Sponsor, such waiver shall only apply to the extent that, upon the conversion of all Yucaipa Class B Shares issued and outstanding as of immediately prior to the Closing, on an as-converted basis, such rights to adjustment of the conversion ratio would result in Sponsor holding more than 9,815,000 TopCo Covered Shares in the aggregate. Notwithstanding anything to the contrary contained herein, such Sponsor and Insider Party does not waive, or agree to refrain from asserting or perfecting any rights in the event the Business Combination Agreement is terminated. If the Business Combination Agreement is terminated, this Section 2 shall be deemed null and void ab initio.”

Section 3 Miscellaneous. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Sponsor Agreement shall remain in full force and effect to the extent in effect on the date hereof. This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Sponsor Agreement, as though the other provisions of this Amendment were set forth in the Sponsor Agreement. The Sponsor Agreement, as modified by this Amendment, constitutes the complete agreement between the parties and supersedes any prior written or oral agreements, writings, communications or understandings with respect to the subject matter hereof. This Amendment may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

YUCAIPA ACQUISITION MANAGER, LLC

By:	/s/ Robert Bermingham
Name: Robert Bermingham
Title: Vice President and Secretary

YUCAIPA ACQUISITION CORPORATION

By:	/s/ Ira Tochner
Name: Ira Tochner
Title: Chief Financial Officer and Chief Operating Officer

SIGNA SPORTS UNITED GMBH

By:	/s/ Stephan Zoll
Name: Stephan Zoll
Title: Managing Director

By:	/s/ Stephanie Kniepen
Name: Stephanie Kniepen
Title: Managing Director

SIGNA SPORTS UNITED B.V.

By:	/s/ Stephan Zoll
Name: Stephan Zoll
Title: Board Member

Signature Page to Sponsor Agreement Amendment

By:	/s/ Ronald W. Burkle
Name: Ronald W. Burkle

By:	/s/ Ira Tochner
Name: Ira Tochner

By:	/s/ Christel Sice
Name: Christel Sicé

By:	/s/ Yusef Jackson
Name: Yusef Jackson

Signature Page to Sponsor Agreement Amendment